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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement (No 333-145819) of Nortech Systems Incorporated on Form S-8 of our reports dated March 11, 2015 relating to our audit of the consolidated financial statements and the financial statement schedule which appear in this Annual Report on Form 10-K of Nortech Systems Incorporated for the year ended December 31, 2014.

/s/ MCGLADREY LLP
Minneapolis, Minnesota March 11, 2015

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  EXHIBIT 23.1